UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Iconix Brand Group, Inc.

(Name of Registrant as Specified in Its Charter)

Sports Direct International plc

Howard Moher

Ronald A. McPherson

Daniel W. Dienst

Mark Hunter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPORTS DIRECT NOMINATES FOUR DIRECTORS TO THE BOARD OF ICONIX

-	Iconix’s Current Board has Overseen Drastic Drops in Company’s Share Price – With the Stock Currently Trading Below $0.70 – and an Increasingly Unsustainable Debt Load, along with Alarming Losses of Significant Licensing Agreements –

-	Sports Direct’s Four Highly-Qualified Nominees – Ron McPherson, Howard Moher, Mark Hunter and Daniel Dienst – Possess Extensive Operational Expertise and Industry Experience and Will Help Reverse Trend of Underperformance and Value Destruction at Iconix –

Shirebrook, England – June 1, 2018 – Sports Direct International plc (LON: SPD) (“Sports Direct”), one of the United Kingdom's largest sports-goods retailers which holds 9% of Iconix Brand Group, Inc. (Nasdaq: ICON) ("Iconix" or the “Company”), today announced that it has nominated four highly-qualified individuals – Ron McPherson, Howard Moher, Mark Hunter and Daniel Dienst – for election to the Iconix Board of Directors (the “Board”) at the Company’s 2018 Annual Meeting. This is in line with Sports Direct’s commitment to actively participate in its strategic investments.

Sports Direct issued the following statement:

“As significant and long-term Iconix stockholders, we have seen first-hand how the numerous operational and strategic decisions initiated by the Company have resulted in severe value destruction for its investors. The Company’s stark drop in share price (currently trading at under $0.701), substantial debt load relative to revenues (with more than $800 million in outstanding principal obligations as of Q1 20182) and the loss of major direct-to-retail licensing agreements with major retailers all demonstrate the failures of the current Board and management.”

“Given these serious concerns, we have made a number of attempts to engage constructively with Iconix, but this has unfortunately led nowhere. We can no longer stand by while Iconix’s Board and management continue along this unsustainable path. We have nominated four highly-qualified individuals for election as directors. These nominees have an in-depth understanding of the operational challenges facing the Company – three of the four are seasoned executives affiliated with Sports Direct and all four of our nominees are veterans of the retail and brand licensing industries. We believe that reorganizing the Board with highly-qualified experts is a critical first step to unlocking the Company’s latent value.”

“Our nominees are fully committed to undertaking a strategic evaluation of the current business and opportunities that exist with the goal of driving significant value for all stockholders and improving governance and transparency – which the incumbent Board has failed to do over a number of years. Iconix’s history of underperformance and its lack of a coherent strategy to reverse this recent unacceptable loss of stockholder value illustrates the need for significant change at the Board level.”

Sports Direct’s nominees for Iconix’s Board of Directors are:

•	Ronald McPherson, President and CEO of The Antigua Group, Inc., an affiliate of Sports Direct International plc. Mr. McPherson has been an employee of Antigua for nearly four decades as it has grown into a leading designer and marketer of men’s, women’s and children’s lifestyle apparel and sportswear. He has also served as a board member for the Golf Manufacturers and Distributors Association, and for The Samaritan Foundation/Banner Health Foundation.

1 As of market close on 5/31/18.

2 Q1 2018 Iconix Brand Group Inc. earnings release, http://phx.corporate-ir.net/phoenix.zhtml?c=62075&p=irol-newsArticle&ID=2347080.

•	Howard Moher, CEO of SDI USA LLC, SDI Stores USA LLC, Mountain Sports LLC and Bobs Stores USA LLC, ultimate subsidiaries of Sports Direct International plc and operators of the Bobs Stores and Eastern Mountain Sports retail and web businesses. Mr. Moher took on the role of CEO after leading the successful transaction by Sports Direct International plc to purchase the Bobs Stores and Eastern Mountain Sports from Versa Capital in 2017. Under his leadership, Mr. Moher is successfully managing their restructuring and turnaround. Prior to taking on his role as CEO, Mr. Moher worked in various capacities for Sports Direct International plc for over a decade. He is also the Chairman of the Board of Leisurewear International Ltd., owners of the Minoti brand. Mr. Moher is a non-executive director of Technology Rentals Ltd, a leading UK leaser of IT equipment to the education sector.

•	Mark Hunter, Acting CEO and CFO of Everlast Worldwide, Inc., an affiliate of Sport Direct International plc. Everlast is the world’s leading manufacturer, marketer and licensor of boxing, MMA and fitness equipment. Prior to taking on this role in 2017, Mr. Hunter served as Executive Vice President of Finance, Supply Chain, Planning & Ecommerce at Everlast from 2012 to 2017. Mr. Hunter is also an officer of both SDI Holdings USA Inc. and SDI Sports Group America, Inc., affiliates of Sport Direct International plc.

•	Daniel Dienst, founder and managing member of D2Quared LLC and former director and CEO of Martha Stewart Living Omnimedia Inc., where he led the turnaround of the famous brand and orchestrated its successful sale in 2015 to Sequential Brands, Inc. for $353 million. Mr. Dienst is a Director of Knoll, Inc. (NYSE: KNL) and Matlin & Partners Acquisition Corporation (NASDAQ: MPACU). He was the Group CEO of Sims Metal Management, Ltd., having founded and served as the Chairman and CEO of Metal Management, Inc. before the company was sold to Sims for $1.7 billion in 2008. Mr. Dienst is experienced in the financial markets, having served as a Managing Director of Corporate and Leveraged Finance at CIBC World Markets Corp. He also was recently a Director of 1st Dibs, Inc., a venture-backed e-commerce business, from 2014 to 2015.

About Sports Direct International plc:

Sports Direct is the UK's largest sporting goods retailer by revenue, operating over 750 stores across the UK, continental Europe and Asia. Additionally, Sports Direct operates Premium Lifestyle and Brands divisions and owns a portfolio of over 30 globally recognized brands, including Slazenger, Everlast, Lonsdale, Karrimor, No Fear and Kangol.

Additional Information

Sports Direct International plc, Ronald A. McPherson, Howard Moher, Mark Hunter and Daniel W. Dienst (collectively, the “Participants”), intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of proxy card to be used in connection with the solicitation of proxies from the stockholders of Iconix Brand Group, Inc. (the “Company”) in connection with the Company’s 2018 annual meeting of stockholders. All stockholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants when they become available, as they will contain important information, including additional information related to the Participants. When completed, the definitive proxy statement and an accompanying proxy card will be furnished to some or all of the Company’s stockholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. As of June 1, 2018, the Participants were the beneficial owners of 5,664,115 shares of common stock, par value $0.001 per share, of the Company.

Media Contacts:

US:

Sloane & Company

Dan Zacchei / Joe Germani, 212-486-9500

dzacchei@sloanepr.com / jgermani@sloanepr.com

UK:

KBA PR

Keith Bishop, +44 (0) 207 734 9995

sd@kbapr.com

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